As filed with the Securities and Exchange Commission on February 27, 2025
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933
NAUTILUS BIOTECHNOLOGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	98-1541723
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
2701 Eastlake Avenue East
Seattle, Washington 98102
(Address of Principal Executive Offices, including zip code)
2021 Equity Incentive Plan
2021 Employee Stock Purchase Plan
(Full title of the plan)
Sujal Patel
Chief Executive Officer
2701 Eastlake Avenue East
Seattle, Washington 98102
(206) 333-2001
(Name, address and telephone number, including area code, of agent for service)
Copies to:

Robert F. Kornegay Zachary B. Myers Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, California 94304 (650) 493-9300	Matthew Murphy General Counsel 2701 Eastlake Avenue East Seattle, Washington 98102 (206) 333-2001
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTRUCTION E
This Registration Statement on Form S-8 (the “Registration Statement”) is being filed to register an additional 6,305,308 shares of common stock of Nautilus Biotechnology, Inc. (the “Registrant”) reserved for issuance pursuant to future awards under the Registrant’s 2021 Equity Incentive Plan (the “2021 Plan”) as a result of the annual evergreen increase under the 2021 Plan and 1,261,061 shares of Common Stock of the Registrant reserved for issuance pursuant to future awards under the 2021 Employee Stock Purchase Plan (the “2021 ESPP”) as a result of the annual evergreen increase under the 2021 ESPP.
These additional shares of common stock are securities of the same class as other securities for which previous Registration Statements on Form S-8 were filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on August 10, 2021 (File No. 333-258684), February 24, 2022 (File No. 333-262992), February 23, 2023 (File No. 333-269950), and February 28, 2024 (File No. 333-277436) (the “Previous Registration Statements”). In accordance with General Instruction E of Form S-8, the contents of the Previous Registration Statements, including periodic reports filed after the Previous Registration Statements to maintain current information about the Registrant, are incorporated by reference into this Registration Statement.

PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The Registrant hereby incorporates by reference into this registration statement (the “Registration Statement”) the following documents previously filed with the SEC:
(1)The Registrant's Annual Report on Form 10-K (File No. 001-39434) for the fiscal year ended December 31, 2024 filed with the SEC on February 27, 2025;
(2)All other reports filed with the Commission pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (1) above (other than the portions of these documents not deemed to be filed); and

(3)The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the SEC on August 6, 2020 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 5. Interests of Named Experts and Counsel.

The validity of the issuance of the shares of the Registrant’s common stock offered hereby has been passed upon by Wilson Sonsini Goodrich & Rosati, Professional Corporation (“WSGR”). Certain members of, and investment partnerships comprised of members of, and persons associated with, WSGR, directly or indirectly, own less than 0.2% of the outstanding shares of the Registrant's Common Stock.
Item 8. Exhibits.
The Registrant has filed the exhibits listed on the accompanying Exhibit Index of this Registration Statement.

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EXHIBIT INDEX

Exhibit Number		Incorporated by Reference
	Exhibit Description	Form	File No.	Exhibit	Filing Date
4.1	Certificate of Incorporation of Nautilus Biotechnology, Inc.	8-K	001-39434	3.1	June 10, 2021

4.2	Amended and Restated Bylaws of Nautilus Biotechnology, Inc.	10-Q	001-39434	3.2	August 2, 2023

4.3	Specimen Common Stock Certificate.	8-K	001-39434	4.1	June 10, 2021

4.4	Nautilus Biotechnology, Inc. 2021 Equity Incentive Plan.	8-K	001-39434	10.4	June 10, 2021

4.5	Form of Stock Option Agreement under the Nautilus Biotechnology, Inc. 2021 Equity Incentive Plan.	S-4	333-254796	10.7	March 26, 2021

4.6	Form of Restricted Stock Unit Agreement under the Nautilus Biotechnology, Inc. 2021 Equity Incentive Plan.	S-4	333-254796	10.8	March 26, 2021

4.7	Form of Restricted Stock Award Agreement under the Nautilus Biotechnology, Inc. 2021 Equity Incentive Plan.	S-4	333-254796	10.9	March 26, 2021

4.8	Nautilus Biotechnology, Inc. 2021 Employee Stock Purchase Plan.	8-K	001-39434	10.5	June 10, 2021

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

23.1	Consent of Independent Registered Public Accounting Firm, PricewaterhouseCoopers LLP.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1 hereto).

24.1	Power of Attorney (included on the signature page hereto).
107	Filing Fee Table

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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on this 27th day of February, 2025.

NAUTILUS BIOTECHNOLOGY, INC.
By:	/s/ Sujal Patel
Sujal Patel
Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Sujal Patel and Anna Mowry, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments) on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy, and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact, proxy and agent, or any substitute of any of them, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Sujal Patel	Chief Executive Officer, President and Director (Principal Executive Officer)	February 27, 2025
Sujal Patel

/s/ Anna Mowry	Chief Financial Officer (Principal Financial and Accounting Officer)	February 27, 2025
Anna Mowry

/s/ Matthew L. Posard	Chair of the Board of Directors	February 27, 2025
Matthew L. Posard

/s/ Karen Akinsanya	Director	February 27, 2025
Karen Akinsanya

/s/ Michael Altman	Director	February 27, 2025
Michael Altman

/s/ Melissa Epperly	Director	February 27, 2025
Melissa Epperly

/s/ Parag Mallick	Director	February 27, 2025
Parag Mallick

/s/ Matthew McIlwain	Director	February 27, 2025
Matthew McIlwain

/s/ Farzad Nazem	Director	February 27, 2025
Farzad Nazem

/s/ Vijay Pande	Director	February 27, 2025
Vijay Pande